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                                                                   EXHIBIT 99.27


                              THE COMPUCARE COMPANY
                          1997 STOCK COMPENSATION PLAN

                                   ARTICLE I

                                    PURPOSES

        The Plan is intended to assist The Compucare Company and its Affiliates in recruiting and retaking individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs and Stock Awards. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE II

                                   DEFINITIONS

2.1. Affiliate means any "subsidiary" or "parent" company (within the meaning of Section 424 of the Code) of the Company.

2.2. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, Option or SAR granted to such Participant.

2.3.    Board means the Board of Directors of the Company.

2.4.    Change of Control means:

        (a) a "person" or "group" (which terms, shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or, Morgan Stanley Capital Partners III, L.P., or Morgan Stanley Venture Capital Fund II, L.P.) becomes (other than solely by reason of a repurchase of voting securities by the Company), the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's then total outstanding voting securities;

        (b) the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership

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                (other than Morgan Stanley Capital Partners III, L.P. or Morgan
                Stanley Venture Capital Fund II, L.P.), or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction us which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the saving corporation and
                (ii) the persons who ware the beneficial owners of the Company's voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

2.5. Code means the Internal Revenue Code of 1986, and any amendments thereto.

2.6. Committee means the Committee appointed by the Board to administer the Plan, or if no such Committee is appointed, the full Board shall serve as the Committee.

2.7.    Common Stock means the common stock, $.01 par value, of the Company.

2.8.    Company means The Compucare Company, a Delaware corporation.

2.9. Consultant means any person performing consulting or advisory services for the Company or any Affiliate, with or without compensation, to whom the Committee chooses to grant a Stock Award. Option, or SAR in accordance with the Plan.

2.10. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

2.11.   Director means a member of the Company's Board of Directors.

2.12. Disability shall have the my provided for in Section 22(e)(3) of the Code or any successor statute thereto.

2.13. Fair Market Value means, on any given date, the current fair market value of the shares of Common Stock as determined pursuant to subsection
        (a) or (b) below.

        (a) While the Company is a Non-Public Company, Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

        (b) While the Company is a Public Company, Fair Market Value shall be determined as follows: (i) if the Common Stock is traded on the National Market System or listed on a national securities exchange, the closing price of the Common Stock on the determination date, or, if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock (ii) the Common Stock is not traded on the National Market System or listed on a national securities exchange, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date,

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                or, if no sales are reported on such date, then on the next preceding date on which there where such quotations.

        (c) Notwithstanding subsections (a) and (b) of this Section, in all cases, Fair Market Value shall not be less than the par value of the Common Stock.

        (d) For purposes of this Section, the term "Public Company" means the Company subsequent to the effective date of the Plan, sells securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended and the term "Non-Public Company" means the Company has not subsequent to the effective date of the Plan sold securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1993, as amended.

2.14. Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

2.15. Incentive Stock Option means an Option qualifying for special tax treatment under Section 422 of the Code.

2.16. Nonqualified Stock Option means an option which is not an Incentive Stock Option.

2.17. Option means a stock option that is either a Nonqualified Stock Option or Incentive Stock Option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

2.18. Optionee means the employee, Director or Consultant to whom an Option is granted.

2.19. Participation means an employee of the Company or an Affiliate, a Director or a Consultant who satisfies the requirements of Article IV and is selected by the Committee to receive a Stock Award, Opinion, SAR or a combination thereof.

2.20.   Plan means this The Compucare Company 1997 Stock Compensation Plan.

2.21. SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to such share of Common Stock encompassed by the exercise of such SAR, the excess of its Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

2.22.   Stock Award means Common Stock awarded to a Participant under Article
        VIII.

2.23. Stockholder means the holder of Common Stock issued under the Plan as a result of exercise of an Option or SAR or grant of a Stock Award.


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2.24.   Termination of Employment means with respect to an individual the last to occur of termination of an employee's employment unto the Company and its Affiliates, the termination of a Director's membership on the Board and the termination of a Consultant's consulting relationship with the Company and its Affiliates.

2.25. Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a company, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                  ARTICLE III

                                 ADMINISTRATION

        The Board shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which may be settled. The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other terminations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that the Committee may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Board or the Committee or in connection with the administration of this Plan shall be final and conclusive on all persons having an interest in the Plan. No member of the Board or the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award. All expenses of administering this Plan shall be borne by the Company.

        The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to grants and awards to individuals.

                                   ARTICLE IV

                                   ELIGIBILITY

        Any employee of the Company or an Affiliate (including a company that becomes an Affiliate after adoption of this Plan), a Director or a Consultant to the Company or an Affiliate (including a company that becomes an Affiliate after the adoption of this Plan) is eligible to


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participate in this Plan if the Board, in its sole discretion determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Only employees of the Company or an Affiliate are eligible to receive Incentive Stock Options.

                                   ARTICLE V

                              STOCK SUBJECT TO PLAN

5.1. Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award the Company may issue shares of authorized but unissued Common Stock or shares of previously issued Common Stock that has been reacquired by the Company. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of authorized but unissued Common Stock or shares of previously issued Common Stock that has been reacquired by the Company.

5.2. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards is two million nine hundred seventy-five thousand (2,975,000) shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

5.3. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs and Stock Awards to be gusted under this Plan.

                                   ARTICLE VI

                                     OPTIONS

6.1. Award. In accordance with the provisions of Article IV, the Board will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards. The Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. An individual must be an employee of the Company or the Affiliate to be eligible to be granted an Incentive Stock Option.

6.2. Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Board on the date of grant; provided, however, that the exercise price per share for Common Stock for an Option that is an Incentive Stock Option shall


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        not be less than one hundred percent (100%) of the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the exercise price per share for Common Stock subject to an Option that is an Incentive Stock Option granted to an individual who is or is deemed to be a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

6.3. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Board on the date of grant, except that no Option that is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

6.4. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Company or any of its Affiliates) exceeds $100,000, the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This paragraph will be applied by taking Incentive Stock Options into account in the order in which they are granted.

6.5. Nontransferability. Except as provided in Section 6.6, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except to the extent an Option is transferred in accordance with Section 6.6, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.6. Transferable Options. Section 6.5 to the contrary notwithstanding, if the Agreement so provides, an Option that is not an Incentive Stock Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; prodded, however, that Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.7. Vesting and Termination of Employment. Except as provided in an Option Agreement, the following rules shall apply:


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        (a)     Options will vest as provided in the Option Agreement. An Option will be fully vested upon the occurrence of a Change of Control prior to the Participant's Termination of Employment. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Optionee's Termination of Employment and the Option will be exercisable only to the extent the Option is vested on the date of Termination of Employment.

        (b) If the Optionee's Termination of Employment is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (i) one (1) year after the date of the Optionee's Termination of Employment, or
                (ii) the expiration date under the terms of the Agreement. Until the expiration date, the Optionee's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.6.

        (c) If the Optionee's Termination of Employment is by reason of the Optionee's retirement from service of the Company and its Affiliates on or after the attainment of age sixty-two (62), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (i) three (3) years after the date of the Optionee's Termination of Employment, or (ii) the expiration date under the terms of the Agreement.

        (d) If the Optionee's Termination of Employment is for any reason other than death, Disability or retirement, the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (i) three (3) months after the date of the Optionee's Termination of Employment, or (ii) the expiration date under the terms of the Agreement. However, if the Option would then expire during the Pooling Period and the Common Stock received upon the exercise of the Option would be subject to the Pooling Period transfer restrictions, then the right to exercise the Option will expire ten (l0) calendar days after the end of the Pooling Period. "Pooling Period" means the period in which proper is subject to restrictions on transfer in compliance with the "Pooling of Interests Accounting" rules set forth in the Securities and Exchange Commission Accounting Series Releases 130 and 135. If Termination of Employment is for a reason other than the Optionee's death, disability or retirement and the Option holder dies after his or her Temptation of Employment but before the right to exercise the Option has expired, the flight to exercise the Option shall expire on the earlier of (i) one
                (1) year after the date of the Optionee's Termination of Employment, or (ii) the date the Option expires under the terms of the Agreement, and until expiration, the Optionee's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to
                Section 6.6.

6.8. Forfeiture for Cause. Notwithstanding any provision of the Plan to the contrary, unless provided otherwise in an Option Agreement, all unexercised Options granted to an Optionee whose Termination of Employment is for "cause" shall terminate and be forfeited by the Optionee. A termination of Employment shall be for cause if it is by

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        reason of (i) conduct related to the Optionee's service to the Company or an Affiliate for which either criminal or civil penalties aghast the Optionee may be sought, (ii) material violation of Company policies, or
        (iii) disclosing or misusing any confidential information or material concerning the Company or Affiliate. An Optionee may be released from the forfeiture provisions of this section if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

6.9.    Employee Status. For purposes of determining the applicability of
        Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military senate, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.10. Exercise. The Option holder must provide written notice to the Secretary of the Company of the exercise of Options and the number of Options exercised. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fictional shares of Common Stock. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.11. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. Unless otherwise provided by the Agreement, payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Company that have been held for at least six (6) months prior to the date of exercise. If Common Stock is used to pay all or part of the Option price, the sum of the cash or cash equivalent and the Fair Market Value (determined of the day preceding the date of exercise) of the shares surrendered must nor be less than the Option price of the shares for which the Option is being exercised. The Committee may approve payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holders written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

6.12. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

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6.13.   Stock Certificate Legends. The Company may require that certificates evidencing shares of Common Stock; purchased upon the exercise of Incentive Stock Option issued under the Plan be endorsed with a legend in substantially the following form:

                        The shares evidenced by this certificate may not be sold
                or transferred prior to ________, 19__, in the absence of a written statement from the Company to the effect that the Company is aware of the facts of such sale or transfer.

The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of the exercise of such Incentive Stock Option or (ii) two years and one day after the grant of such Incentive Stock Option. Upon delivery to the Company, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Company does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Company is award of the fact of such sale or transfer.

6.14. Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                  ARTICLE VII

                                       SRS

7.1. Award. In accordance with the provisions of Article IV, the Board will designate each individual to whom SARs are to be granted and will specify the number of shares covered by such awards. In addition no Participant may be granted Corresponding SARs (under all Incentive Stock Option plans of the Company and its Affiliates) that are related to Incentive Stock Options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.2. Magnum SAR Period. The maximum period in winch an SAR may be exercised shall be determined by the Board on the date of grant, except that no Corresponding SAR that is related to an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such related Option was granted. In the case of a Corresponding SAR that is related to an Incentive Stock Option granted to a Participant who is or is deemed to be a Ten Percent Shareholder, such Corresponding SAR shall not be exercisable after the expiration of five years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

7.3. Nontransferability. Except as provided in Section 7.4, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the


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        event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.4. Transferable SARs. Section 7.3 to the contrary notwithstanding, if the Agreement so provides, a SAR may be transferred by a Participant to the children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant.

7.5. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the bill number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR From time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.6. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after Termination of Employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.7. Settlement. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.8. Shareholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.




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                                  ARTICLE VIII

                                  STOCK AWARDS



8.1. Award. In accordance with the provisions of Article IV, the Board will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.2. Vesting. The Board, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.3. Performance Objectives. In accordance with Section 8.2, the Board may prescribe that Stock Awards will become vested or transferable or both based on objectives such as, but not limited to, the Companies, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value. If the Board, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

8.4.    Stock Legends and Related Matters.

        (a) The Committee, on behalf of the Company, may endorse such legend or legends upon the certificates representing the shares of Common Stock and may issue such "stop transfer" instructions as it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or (ii) implement the provisions of any agreement between the Company or an Affiliate and the Participant with respect to such shares.

        (b) The Committee may require that a Participant, as a condition to receipt of a particular award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person's own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that, to the extent permitted by the terms of the award, any subsequent resale or distribution of Shares by the Participant shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

                        The Committee may delay any award, issuance or delivery
                of shares of Common Stock if it determines that listing, registration or qualification of the shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the sale or purchase of shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

        8.5. Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

        8.6. Nontransferability. Except as provided in Section 8.7, Stock Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in a Stock Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

        8.7. Transferals Stock Awards. Section 8.6 to the contrary notwithstanding if the Award so provides, a Stock Award may be transferred by a Participant to the children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. The holder of a Stock Award transferred pursuant to this section shall be bound bar the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant.

        8.8. Shareholder Rights. Prior forfeiture (in accordance with the applicable Agreement) and while the shares of Common Stock grated pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

                                   ARTICLE IX

                             STOCK REPURCHASE RIGHTS


9.1. Shares Subject to Repurchase Rights. Except as otherwise provided in the Agreement for the Option, SAR or Stock Award, the repurchase rights provided in this Article IX shall apply to all shares of the Common Stock of the Company issued under the Plan as a result of an exercise of an Option or SAR or grant of a Stock Award.

9.2. Voluntary Transfers. No Stockholder and no transferee of such Stockholder's shares under Section 9.6 may sell, assign, transfer, exchange, encumber or otherwise dispose of any shares of Common Stock or any interest therein now held or hereafter acquired by such Stockholder without first giving written notice thereof to the Company identifying the proposed transferee, the number of shares of Common Stock, the purchase price and the term of the proposed transaction (a ".Bona Fide Offer"), and offering the shares to the Company for purchase as hereinafter provided. For a period of one hundred twenty (120) days from its receipt of such notice, the Company shall have the right (but not the obligation) to purchase all or any part of the shares offered.

If the Company does not elect to purchase within the prescribed tune period all of the shares of Common Stock covered by the Bona Fine Offer, then the Bona Fide Offer may be accepted in whole (but not in part) with respect to the shares not purchased by the Company, and the Company shall provide the Stockholder tenth notice that the transfer of such shares is authorized in accordance with the price and terms specified in the notice within spay (60) days after the receipt of such authorization. If the shares of Common Stock the transfer of which is approved are not so transferred within such sixty day (60) day period, there the shares shall again be subject to the terms of this Article. The Board may, in its discretion, condition a transfer on the transferee's execution an agreement providing for a similar right of first refusal by the Company.


9.3. Death of the Participant. In the event of the death of Participant, his executors or administrators and each transferee of the Participant's shares shall within ninety (90) days after the date of death give written notice thereof to the Company. Within one hundred twenty (120) days after receipt of the written notice, the Company may elect to purchase all the shares of Common Stock owned on the date by the Stockholder, including Common Stock transferred by the Stockholder to a revocable trust, Common Stock held on behalf of the Stockholder, by a transferee under Section 9.6 or by the executor, administrator or trustee of the Stockholders estate upon the death of the Stockholder. If the Company does not elect to purchase the Common Stock, the shares may be retained by the estate of the Participant or by such other transferees subject to all the Company's continuing rights under this
        Article IX. If the Participant (or the Participant's transferee) has outstanding vested Options to purchase Common Stock at the time of the Participant's death, then with respect to those shares of Common Stock subject to the outstanding Options, the one hundred twenty (120) day period in which the Company may elect to purchase the Common Stock shall not begin until the Options are exercised or expire.

9.4. Termination of Employment of the Participant. If a Participant, for any reason other than the Participant's death, with or without cause, incurs a Termination of Employment, then within one hundred twenty (120) days of the date of such cessation of employment, the Company may elect to purchase as hereinafter provided any or all of the shares of Common Stock by giving written notice thereof to the Stockholder. If the Participant (or the Participant's transferee) has outstanding vested Options to purchase Common Stock at the time he or she terminates employment, the one hundred twenty (120) day period in which the Company may elect to purchase the Common Stock shall not begin until the Options are exercised or expire. Failure of the Company to elect to purchase the shares of Common Stock under this Section shall not affect its rights to purchase the same shares of Common Stock under Sections 9.2 or 9.5 in the event of a proposed sale, assignment, transfer, exchange, encumbrance, pledge or other disposition by the Stockholder. If the Participant dies during the one hundred twenty (120) day period in which the Board has the right to elect to purchase the Common Stock under this
        Section 9.4 and the Board has yet to give notice as to its determination, the election period of the Board shall terminate upon receipt of notice of the Participant's death, the Company shall retain its rights to purchase the same shares of Common Stock under Section 9.3.

9.5. Transfers by Operation of Law. In the event that a Stockholder (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, or (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his shares of Common Stock and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its date, or (iii) is subject to a transfer of his shares of Common Stock by operation of law, the Company shall have the right to elect to purchase any or all of the shares of Common Stock which are owned by the Stockholder (or acquired pursuant to the exercise of an outstanding Option) as if the Stockholder had incurred a Termination of Employment under Section 9.4. Failure of the Company to elect to purchase the Common Stock under this Section shall not affect its right to purchase the sane shares under Section 9.2 in the event of a proposed sale, assignment, transfer, exchange, encumbrance or other disposition by the Stockholder. If the Stockholder dies during the One hundred twenty (120) day period in which the Board has the right to elect to purchase the Common Stock under this Section 9.5 and the Board has yet to give notice as to its determination, the election period of the Board shall terminate upon receipt of notice of the Stockholder's death; the Company shall retain its rights to purchase the same shares of Common Stock under Section 9.3.

9.6. Exceptions to Restrictions. Except as provided above, these restrictions shall be inapplicable to:

        (a) Transfers of Common Stock to the children, grandchildren, spouse, one or more trusts for the benefit of such family member or a partnership in which such family members are the only partners,

        (b) Transfers of Common Stock between a Stockholder and his guardian or conservator, and

        (c) Transfers of the Common Stock of a deceased Stockholder to his executors or administrators or to trustees under his or her will subject to the application of Section 9.3;

        provided, that such Common Stock in the hands of each such transferee shall remain subject to this Article IX.

9.7.    Purchase Price and Payment.

        (a) The purchase price per share of Common Stock which the Company elects to purchase hereunder shall be the lesser of (i) the price proposed by the transferee pursuant to the notice specified in Section 9.2 if the purchase is a result of a notice of a Bona Fide Offer or (ii) the fad market value of shares of Common Stock subject to this Article IX. The fair market value of the shares of Common Stock subject to a purchase right under this Article IX shall be detached by the Board, which shall use such method or methods and consider such factors as it deems appropriate. The Company may, but shall not be required to, rely on a fair market value determination made by the Board not more than one year prior to the date of purchase by the Company. The fair market value determined by the Board shall be binding on all holders of Common Stock subject to this Article IX.

        (b) The Company shall generally pay the purchase price of the Common Stock in cash or by certified or bank checks. However, if the Company shall, in the opinion of the Board, be unable or believes it to be undesirable to pay in cash in full the purchase price of the Common Stock, the Company shall have the right to pay all or a portion of the purchase price in substantially equal installments with interest at a rate determined by the Board, but no less than else applicable Federal Rate for mid-term loans on the determination date, due and fully payable in no more than four years and secured by an the Common Stock purchased by the Company. If payment is made in installments, the first payment shall be due on the closing date and the red payments plus accrued interest shall be due on each of the first through fourth anniversary dates of the closing date, respectively. Furthermore, if the purchase is a result of a notice of a Bona Fide Offer under Section 9.2, the Company may elect to make payments to the Stockholder in the same manner and according to the same terms as the terms specified in the notice of Bona Fide Offer transfer given by the Stockholder to the Company

        (c) The closing of the purchase of Common Stock by the Company shall be on a date mutually agreeable to the Stockholder and the Company within sixty (60) days from the date of receipt of the Company's notice of intent to purchase the shares.

9.8. Tenders. Except as expressly provided herein, in all circumstances where the Company may elect purchase shares of Common Stock the Company in its sole discretion may elect to authorize the Transfer of all or any part of the shares purchased. All shares of Common Stock which the Company his elected to purchase hereunder shall be tendered to the Company, or to the assignees designated by it in accordance with Section 9.13, at the principal office of the Company at a reasonable date and time specified by it (in any event within the latest of sixty (60) days from the Companies election), by delivery of certificates representing such shares endorsed in blank and in proper form for transfer against payment of the purchase price in cash or by certified or bank checks, or upon such terms as are applicable under Section 9.7.

9.9. Rights of the Stockholder. If the Company exercises its rights to purchase the Common Stock of the Stockholder under this Article IX, the Stockholder (i) shall continue to be entitled to notice of any meeting of Stockholders and to vote such Common Stock for any purpose until the closing date under Section 7 and (ii) shall be entitled to the payment of dividends or other distributions declared on the Common Stock until the date as of which the fair market value of the Common Stock is determined under Section 7.

9.10. Waiver on Disposition of Common Stock. From time to time the Company by action of the Board may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. A waiver with respect to one or more transfers shall not affect the Companies rights with respect to other shares of Common Stock subject to this Article IX.

9.11.   Legend on Certificates. Each certificate of Common Stock subject to this
        Article IX shall bear on its face the following legend;

                        The shares represented by this certificate are subject
                to restrictions on transfer, a copy of the terms of which will be furnished by the Company to the holder of this certificate upon written request and without charge.

9.12. Changes in the Companies Structure. If during the term of the Company's repurchase rights under this Article IX the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding applicable to all holders of the Common Stock pro rata, without receiving compensation therefor in money, services or properly, then (i) in the event of an increase in the number of shares of Common Stock outstanding, the number of shares then subject to this Article IX shall be proportionately increased, and (ii) in the event of a reduction in the number of such shares of Common Stock outstanding, the number of shares then subject to this Article IX shall be proportionately reduced

9.13. Rights Not Transferable. Except as provided herein, the Company's rights under the Article IX are not transferable. No assignment or transfer of the Company's rights under the Article IX whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any Interest or right herein whatsoever; upon the attempt to enter into any such assignment or transfer the rights of the Company hereunder shall terminate and become of no farther elect whether the Company is otherwise entitled to such rights at the time Notwithstanding the above, if the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another company, the successor company shall assume all rights and liabilities of the Company under this Article IX. The Company shall also have the right to assign its purchase rights under the
        Article IX to any affiliated company, including any parent or subsidiary company.

9.14. Transfers in Violation of Repurchase Rights. If any transfer of shares of Common Stock is made or attempted contrary to the provisions of this
        Article IX or if shares of Common Stock are not offered to the Company as required by this Article IX, the Company shall have the right to purchase those shares from the owner thereof or his transferees at any time before or after the transfer, as hereinafter provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by action for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its shareholders for any purpose, including without limitation for purposes of dividend and voting rights, until compliance with all applicable provisions of this Article IX has occurred.

9.15. Parties. Except as provided in the Participants' Agreements, the repurchase rights of this Article IX shall be binding upon the Company and the Participants and their heirs, representatives, successors and assigns.

9.16. Notices. All notices and elections hereunder shall be in writing and shall be delivered or sent by registered or certified mail, postage prepaid. If notice is to be given to the Company, such notice shall be delivered or mailed to the Secretary of the Company.

        If notice is to be given to the Stockholder, such notice shall be delivered or mailed to his or her most recent address as listed in the books and records of the Company.

        All notices shall be Treated as received on the earlier of the date of delivery or the fiRh business day after big deposited postage prepaid in the United States mails.

9.17. Termination of Repurchase Rights. The repurchase rights of the Company under this Article IX shall terminate upon the announcement by the Company's Board that the Companies Common Stock has commenced to be traded on an established securities market.

                                   ARTICLE X

                           CHANGE IN CAPITAL STRUCTURE

        (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Companies capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) If the Company shall elect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore m money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options, SARs and Stock Awards hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option or an SAR or the receipt of a Stock Award, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the optionee exercised his or her Option or SAR or received his or her Stock Award in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

        (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving company, each holder of an Option or an SAR shall, at no additional cost, be entitled upon exercise of such Option or SAR to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option or SAR shall then be so exercisable, the number and class of shares of stock or other securities to which such Option holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such Option holder had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares to which such Option or SAR shall be so exercised.

        (d) If the Company is merged into or consolidated with another company under circumstances where the Company is not the surviving company, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another company while unexercised Options or SARs or unvested Stock Awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options or SARs with new options, stock appreciation rights covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options, SARs and Stock Awards shall be vested as of the effective date of any such merger, consolidation, liquidation, or sale (the "corporate event").

        (e) Except as previously expressly provided, neither the issuance by the Company of shares of stock of any class, or securities convertible unto shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

        (f) Adjustment under the preceding provisions of this section will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.

        (g) The Board may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in paragraph (c) of this Article X. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2), the terms of such substituted Stock Awards or Option or SAR grants shall be as the Board, in its discretion, determines is appropriate.

                                   ARTICLE XI

                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

        No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Companies shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SARs is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance ninth federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.


                                  ARTICLE XII

                               GENERAL PROVISIONS

12.1. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

12.2. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.3. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.4. Choice Of Law. The Plan and all Agreements entered into under the Plan shall be interpreted under the law of the state of Delaware.


                                  ARTICLE XIII

                                    AMENDMENT

        The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment increases the aggregate number of shares of Common Stock that may be issues under the Plan. No amendment shall without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option or SAR outstanding at the time such amendment is made.


                                  ARTICLE XIV

                    EFFECTIVE DATE OF PLAN, DURATION OF PLAN

        (a) The Plan became effective as of September _________, 1997 upon adoption by the Board, subject to approval within one (1) year by the holders of a majority of the shares of Common Stock.

        (b) Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders except that Options, SARs and Stock Awards that are granted under the Plan prior to its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised. Notwithstanding termination of the Plan, the Company's rights under Article IX shall continue in full force and elect.


Date: ______________, 1997                 THE COMPUCARE COMPANY



                                           By:_________________________________
                                           Title:______________________________